EXHIBIT 10.6  - AGREEMENT AND RELEASE DATED October 11, 1996 BETWEEN ETHELMAE
                STUART HALDAN, AS TRUSTEE OF THE ETHELMAN S. HALDAN TRUST DATED March 30, 1987, AND GALLERY OF HISTORY, INC.
                ---------------------------------------------------------------
        This Agreement and Release (hereafter, "Agreement") is made as of October 11, 1996, between Ethelmae Stuart Haldan, as Trustee of the Ethelmae S. Haldan Trust dated 3/30/87 (hereafter, "Haldan"), and Gallery of History, Inc., a Nevada corporation (hereafter, "Company"), with reference to the following facts:

        A. Company proposes to purchase 2,659,720 shares of its common stock (hereafter, the "Shares") from Haldan, and to satisfy the purchase price therefor by transferring all of Company's right, title and interest in and to all of the property listed on Exhibit "A" hereto (hereafter, the "Property") to Haldan pursuant to a Bill of Sale in the form attached hereto as Exhibit "B"; and

        B. Haldan is agreeable to Company's proposal, and desires to enter into this Agreement with Company to set forth the parties' agreement respecting said sale of the Property to Haldan in return for the transfer of the Shares to Company and other matters related thereto.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, and based on the foregoing premises, each of Haldan and Company agree as follows:

        1. Mutual Agreement To Transfer. Company hereby agrees to sell, transfer and convey the Property to Haldan, and Haldan hereby agrees to transfer the Shares to Company, all on the terms and conditions as hereinafter set forth.

        2. Agreement As To Value Of Property. Company and Haldan agree that the fair market value of the Property is $1,803,045.

        3. Payment of Cash In Lieu of Delivery of Certain Items. Company has heretofore sold, contracted to sell, or otherwise will be unable to deliver certain items which would have otherwise constituted part of the Property, all of which items are listed on Exhibit "C" hereto. In lieu of delivery of such items, Haldan has agreed to accept the amount of $196,955, which amount shall be paid to Haldan in immediately available funds on and as of the Closing (as hereinafter defined) and as a condition precedent thereto.

        4. Conditions And Deliveries. The Closing of the transaction contemplated hereunder (hereafter, "Closing") shall occur not later than October 18, 1996, upon the satisfaction of the following conditions and delivery of the following items:

                A.  By Company:

                   (i) Company shall execute and deliver to Haldan the Bill of Sale in the form attached hereto as Exhibit "B";

                   (ii) Company shall deliver to a carrier under the direct supervision of Mr. Selby Kiffer of Sotheby's or Mr. Kiffer's designee (hereafter, "Haldan's Representative") the Property for shipment to Sotheby's in New York, New York, in the form inspected and found acceptable by Haldan's Representative;

                   (iii) Company shall deliver to Haldan's Representative (with copy by facsimile to Irell & Manella LLP, at numbers (310) 203-7199, to the attention of Mr. Ede C. Ibekwe) a certificate evidencing insurance in the amount of at least $2,000,000 (with no deductibles) covering any loss that may occur in the shipment of the Property to Sotheby's in New York, New York;

                   (iv) Company shall deliver to Haldan cash or other immediately available funds in the amount of $196,955; and

                   (v) Company shall cause to be delivered to Haldan the legal opinion of the firm of Christensen, White, Miller, Fink, Jacobs, Glaser and Shapiro, LLP, and that of Nevada counsel, Cohen, Johnson & Day, as to matters of Nevada law, that (a) Company has the corporate power and authority to enter into this Agreement, (b) this Agreement and the Bill of Sale have been duly executed and delivered by Company, (c) the Agreement and the Bill of Sale constitute valid and binding obligations of Company, enforceable against Company in accordance with the respective terms thereof, and (d) the sale of the Property by Company and the redemption of the Shares in connection therewith do not violate any federal or state laws applicable thereto including, without limitation, federal and state securities laws.

        B.  By Haldan:

                   (i) Haldan shall deliver to Company's representative at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California (a) certificates enumerated on Exhibit "D" hereto and representing a total of 2,562,220 of the Shares, together with stock power(s) as necessary to effect the transfer of the ownership of such Shares from Haldan to Company, and (b) instructions to Goldman, Sachs & Co. (hereafter, "Goldman") in the form heretofore prepared by Company and accepted by each of Haldan and Goldman, instructing Goldman to transfer a total of 97,500 of the Shares held by Haldan in "street name" to the Company (the foregoing items (a) and (b) are hereinafter referred to as the "Assignment Documents"); and

                   (ii) Haldan shall cause to be delivered to Company the legal opinion of the law firm of Irell & Manella LLP, and that of Nevada counsel to Haldan, Scarpello & Alling, Ltd., as to matters of Nevada law, that
(a) Haldan has the power and authority to enter into this Agreement and execute and deliver the Assignment Documents, and to sell the Shares pursuant hereto, (b) this Agreement and the Assignment Documents have been duly executed and delivered by Haldan, (c) this Agreement and the Assignment Documents constitute valid and binding obligations of Haldan, enforceable against Haldan in accordance with the respective terms thereof, and the purchase of the Property by Haldan does not violate its trust instrument or the trust and estate laws applicable to Haldan as a trust.

        5. Closing. The Closing shall occur when Haldan's Representative shall have confirmed to Haldan that it is ready and will accept delivery of the Property, that the Property has been delivered to a carrier for shipment to Sotheby's in New York, New York, and that such delivery to the carrier was made under the direct supervision of Haldan's Representative. To facilitate such determination by Haldan's Representative, Company shall assemble the Property at its place of business set forth in paragraph 11.1 hereof, and shall allow Haldan's Representative access thereto, commencing as from 6:00 a.m. on Friday, October 18, 1996, to inspect same for purposes of determining

(i) the authenticity of each item of Property, (ii) that the items of Property presented for inspection are all of those set forth on Exhibit "A", and (iii) that the condition of each such item of Property conforms to the description thereof as heretofore provided to Haldan and/or Haldan's Representative for purposes of the appraisal thereof. Haldan's Representative shall confirm to Haldan when it has made such determination and whether based on such determination it is ready to accept delivery of the Property on behalf of Haldan in New York, New York. Company acknowledges and agrees that all of the Property shall by delivered UNFRAMED, and that no item of Property will be accepted for delivery if framed. Upon (a) confirmation to Haldan by Haldan's Representative that (1) Haldan's Representative is ready to accept delivery of the Property, and (2) the Property had been delivered to a carrier under the direct supervision of Haldan's Representative, and (b) delivery to Haldan of the other items to be delivered by Company as set forth in paragraph 4 A. above, Haldan shall deliver the items required to be delivered by Haldan as set forth in paragraph 4 B. The Closing shall be deemed to have occurred upon the consummation of all of the foregoing deliveries by Company and Haldan.

        6. Release. Concurrently with the Closing and effective as of the date of the occurrence thereof, each of Company and Mr. Todd Axelrod on the one part, and Haldan on the other, hereby irrevocably waives, releases and discharges the other from any and all claims, demands, rights, actions, suites, causes of action, settlements, breaches, inaccuracies, obligations, costs, expenses, damages, liabilities and indemnities of whatever nature (collectively, "Claims"), and indemnification with respect to Claims pertaining to, and/or arising from, the purchase and ownership of the Shares by James E. Haldan and/or Haldan, the purported agreements between Mr. James
E. Haldan and Mr. Todd Axelrod dated May 10, 1994 and May 12, 1994 (hereafter, the "May Agreements"), and the foregoing persons' dealings with each other with respect thereto. It is the intention of the parties that the release affected hereby shall be a bar to each and every Claim with respect to the matters covered by this release, whether known or unknown, asserted or unasserted, or suspected or unsuspected. In furtherance of this intention, each of Company and Mr. Todd Axelrod on the one part, and Haldan on the other, hereby expressly waives any and all rights and benefits conferred upon it by the provisions of Section 1542 of the California Civil Code which provides that:

              "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each of Company and Mr. Todd Axelrod understands, acknowledges and agrees that the release effected hereby shall have absolutely no effect whatsoever on each of their respective obligations under this Agreement, and the documents and/or instruments executed pursuant hereto and/or in connection herewith including, without limitation, its obligations respecting representations and warranties made with respect to the Property transferred pursuant hereto, and Haldan similarly acknowledges, understands and agrees that said release shall have absolutely no effect on its obligations hereunder including, without limitation, its representations and warranties respecting the Shares transferred pursuant hereto.

        7. Costs. Company shall be responsible for and shall pay for all of the costs and expenses of delivery of the Property to Haldan's Representative in New York, New York, including, without limitation, the costs of insurance for the Property, it being acknowledged and agreed that Company shall bear the risk of loss to the Property at all times prior to delivery thereof to Haldan's Reprensentative4 in New York, New York.

        8.      Taxes.   Company shall be responsible for and shall pay any
Nevada sales, use or other Nevada taxes applicable to the sale of the Property to Haldan, and hereby agrees to indemnify and hold Haldan free and harmless from and against any and all liability for such taxes, it being acknowledged and agreed that Company shall not be responsible for any taxes measured by or based on the income of Haldan, or sales, use or other taxes imposed on Haldan and/or the Property by federal or any other state laws other than the laws of Nevada and the governmental jurisdictions therein.

        9. Indemnification. Company hereby agrees to indemnify, defend and hold Haldan and its agents, assigns, successors and transferees free and harmless from and against any liability, loss, claim, damage or cost
(including attorneys' fees and costs) relating to any breach or alleged breach of Company's representations and/or warranties contained herein and/or in the Bill of Sale respecting the Property and the transfer thereof to Haldan pursuant hereto. Haldan shall allow Company to assume control of the defense of any such action brought by a third party provided that (i) Company shall deliver to Haldan an agreement in writing to defend such claim at its sole cost and expense within five (5) business days of notice from Haldan and (ii) Company is and remains financially capable for providing indemnification for such claim. Such defense will be conducted by reputable attorneys (reasonably approved by Haldan) retained by Company at Company's sole cost and expense. Haldan will have the right to participate in such proceedings and to be separately represented by attorneys of its own choosing, but will be responsible for the costs of such separate representation unless the interest of Haldan and Company in the action conflict in such a manner and to such an extent as to require, consistent with applicable standards of professional responsibility, the retention of separate counsel for Haldan, in which case Company will pay for such separate representation by attorneys chosen by Haldan. In connection with the foregoing indemnification, Haldan agrees that with respect to any item of Property, Company shall not be required to pay Haldan more that 110% of the Sotheby's high auction estimate for such item of Property as set forth on Exhibit "A" hereto (but not including any costs incurred by Haldan to enforce this indemnity, or costs incurred by Haldan or Company to defend against any alleged breach) for any claim by Haldan of loss or diminution in value of such item of Property resulting from Company's breach of any representation or warranty contained herein and/or in the Bill of Sale as to authenticity or ownership of such item of Property, or to pay any amount respecting any such claim that arises after the fifth anniversary of the date as of which the Closing occurs; it being acknowledged and agreed by Company that the foregoing limitation shall not apply to limit (i) any other claim by Haldan to the extent the same is not based on the authenticity or ownership of the Property or any item thereof, or (ii) Haldan's claim based on the authenticity or ownership of Property or any item thereof if breach of the representation and/or warranty of authenticity or ownership resulted from Company's willful misconduct.

        10.     Representations.

                A.  By Haldan:  Haldan represents and warrants to Company that:

                    (i) Haldan is not a "foreign person" as such terms is defined in 1445(f) of the Internal Revenue Code;

                   (ii) Haldan is the sole, rightful, legal and beneficial owner of the Shares:

                   (iii) Haldan has the legal capacity to sell the Shares to Company and to make the representations and warranties set forth in the paragraph 10A.;

                   (iv) the Shares will be transferred to Company free of any lien, encumbrance or claim of any kind whatsoever against the Shares or title thereto;

                   (v) upon execution by Haldan and delivery thereof to Company of this Agreement and the Assignment Documents, good title and right to possession of the Shares will pass to Company; and

                   (vi) the execution, delivery and performance of this Agreement by Haldan will not violate its trust instrument or the trust and estate laws applicable to Haldan as a trust.

                Haldan hereby agrees to indemnify Company and its directors, officers, agents, assigns, successors and transferees against any breach of Haldan's representations and warranties set forth in this paragraph 10A. Company shall allow Haldan to assume control of the defense of any action brought by any third party for which Haldan is obligated to indemnify Company pursuant to the forgoing provided that (1) Haldan shall deliver to Company an agreement in writing to defend such claim at its sole cost and expense within five (5) business days of notice from Company and (2) Haldan is and remains financially capable of providing indemnification for such claim. Such defense shall be conducted by reputable attorneys (reasonably approved by Company) retained by Haldan at Haldan's sole cost and expense. Company will have the right to participate in such proceedings and to be separately represented by attorneys of its own choosing, but will be responsible for the costs of such separate representation unless the interest of Company and Haldan in the action conflict in such a manner and to such an extent as to require, consistent with applicable standards of professional responsibility, the retention of separate counsel for Company, in which case Haldan will pay for such representation by attorneys chosen by Company.

                B.  By Company: Company represents and warrants to Haldan that:

                (i) it has the legal capacity to enter into this Agreement, sell the Property to Haldan and make the representations and warranties herein and in the Bill of Sale regarding such sale;

                (ii) its execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action, the person executing this Agreement has been duly authorized to do so by the Company, and the Company has duly executed and delivered this Agreement;

                (iii) its execution, delivery and performance of this Agreement and its purchase of the Shares will not violate the Company's constating instruments, and laws applicable to Company, or agreements binding on the Company or its property;

                (iv) it has filed as and when due (giving effect to extensions obtained) all federal and state tax returns required to be filed by Company, and has paid all taxes due and payable in such returns, and has paid all sales, use, withholding and other taxes applicable to Company, other than, in each of the foregoing instances, taxes being contested in good faith and with respect to which Company has appropriately reserved for the payment thereof in accordance with generally accepted accounting principles; the Company has not received any notice of a deficiency or other claim for taxes owing from any federal or state taxing authority, other than such as have been paid, or settled with any settlement amount paid;

                (v) Company has complied with all applicable provisions of the Uniform Commercial Code as in effect in the State of Nevada respecting the sale of the Property;

                (vi) the Company is not qualified to conduct business in the State of New York, and neither its business activities in said state nor its ownership of property located therein would require that the Company qualify to do business in the State of New York; and

                (vii) other than the items set forth on Exhibit "A" and Exhibit "C" hereto, the Company does not have any other item of inventory with "raw" cost (that is excluding framing, research, translation, conservator costs and the like) of $2,000 or more, except for approximately 121 items with individual "raw" cost of $2,000 or more, which items aggregate less than $415,000.

        C. Each of Haldan's and Company's representations and warranties herein shall survive the Closing and shall not be affected in any manner whatsoever by any inspections conducted by or on behalf of such party respecting the items covered by such representations and/or warranties, it being acknowledged and agreed, however, that the representations and warranties of Company respecting authenticity and/or ownership of the Property shall not survive beyond the fifth anniversary of the date as of which the Closing occurred.

        11.     Miscellaneous.

                11.1 Notices. All notices, requests, demands to or upon, or other communication with, the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given, made or received (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three (3) days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows:

		If to Haldan:

			Alvaro Pascotto, Esq.
			Irell & Manella LLP
			1800 Avenue of the Stars, Suite 900
			Los Angeles, CA  90067-4267
			Telecopier:  (310) 203-7199


		If to Company:

			Gallery of History
			3601 West Sahara Avenue
			Las Vegas, Nevada  89102
			Telecopier:  (702) 364-1285

                11.2 Entire Agreement. This Agreement and the other documents and instruments expressly referred to herein constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements of the parties with respect hereto. There are no promises, undertakings, representations or warranties, whether oral or written, by Haldan relative to the subject matter hereof which has not been expressly set forth or referred to herein. The May Agreements are hereby canceled and of no further force or effect.

                11.3 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

                11.4 Counterparts. This Agreement may be executed by one or both parties to this Agreement on any number of separate counterparts (including facsimile transmission), and all of said counterparts when taken together shall be deemed to constitute one and the same instrument. A faxed signature shall have the same validity as a manual signature.

                11.5 Amendments: Successors and Assigns. This Agreement may not be modified or amended without the prior written consent of the parties hereto. This Agreement shall be binding on the parties hereto and their respective successors and assigns.

                11.6 Resolution of Disputes. Except for actions seeking injunctive relief, which may be brought either in arbitration or in any court having jurisdiction, any dispute on any matter regarding this Agreement shall be submitted by the parties to binding arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association. The parties agree that all of the discovery rights available under Section 1283.05 of the California Code of Civil Procedures shall be available to the parties in connection with any arbitration proceeding. The parties acknowledge that in the event of any arbitration or other action to resolve disputes hereunder, the prevailing party in such dispute shall be entitled and shall receive (including, without limitation, as part of any award in an arbitration) the fees and costs incurred by it in connection with such dispute including, without limitation, the fees and costs of counsel engaged in connection therewith. "In any arbitration proceeding hereunder, the parties hereto hereby EXPRESSLY, KNOWINGLY AND VOLUNTARILY FULLY AND FINALLY WAIVE AND RELINQUISH any and all provisions of, and rights and benefits that may arise under, Section 1281.9 of the Code of Civil Procedure of the State of California ("the statute"), and hereby DISCHARGE AND EXONERATE any person(s) proposed for nomination as neutral arbitrator(s) from any duty to comply with any of the provisions of the statute in any such arbitration proceeding hereunder.

        In connection with such waiver, relinquishment, exoneration and discharge, the parties acknowledge that they have read and are familiar with the provisions of the statute and have had adequate opportunity to consult with legal counsel with respect thereto and with respect to any other pertinent provisions of law. All parties, with the advice of their respective legal counsel, agree that the statute is unnecessary and burdensome as to them and that it is in their best interests to enter into this agreement, so that the arbitration process provided for by this agreement shall proceed as if the statute did not exist.

        HOWEVER, this waiver, relinquishment, exoneration and discharge is not intended to apply to any judicial appointment of arbitrators, nor is it intended to discharge or exonerate any potential arbitrator from any other duty imposed by law or equity.

        12. Agreement Negotiated. The parties hereto are sophisticated and have been represented by lawyers throughout this transaction who have carefully negotiated the provisions hereof. As a consequence, the parties do not believe that the presumptions of Civil Code Section 1654 and similar laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive their effects. Only the final executed version of this Agreement may be admitted into evidence or used for any purpose, and drafts of this Agreement shall be disregarded for all purposes.



        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written by the person(s) duly authorized to do so.



				Ethelmae S. Haldan Trust
				Dated 3/30/87

				By:  /s/ Ethelmae Stuart Haldan, Trustee
                                     -------------------------------------
				     Ethelmae Stuart Haldan, as Trustee



				Gallery of History, Inc.,
				a Nevada corporation

                                By:  /s/ Todd M. Axelrod
                                     -------------------------------------
				     Mr. Todd Axelrod
				Its: President










        The undersigned, Mr. Todd Axelrod, by execution hereof hereby joins in the release effected in paragraph 6 hereof, and otherwise agrees to the terms hereof and to be bound thereby.


                                By:  /s/ Todd M. Axelrod
                                     -------------------------------------
				     Mr. Todd Axelrod